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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

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     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): December 21, 2005

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                          ASTORIA FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

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           Delaware                      001-11967               11-3170868
(State or other jurisdiction of         (Commission             (IRS Employer
incorporation or organization)          File Number)         Identification No.)

          ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085 (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (516) 327-3000

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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

ITEMS 2 THROUGH 7  NOT APPLICABLE.

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

       a)    Option Vesting Acceleration

On December 21, 2005, Astoria Financial Corporation's (the "Company") Compensation Committee and Board of Directors approved the acceleration of vesting of all outstanding unvested stock options which were awarded to officers of Astoria Federal Savings and Loan Association (the Association) on December 17, 2003 (the "2003 Options") and December 15, 2004 (the "2004 Options").

At the time of the acceleration, the unvested 2003 Options represented 1,402,950 shares, each with an exercise price of $24.40 per share, the fair market value of the Company's Common Stock on the date of grant, and, absent earlier vesting due to the death, disability or retirement of the optionee or a change of control of the Company, would have vested on January 10, 2007. The six executive officers of the Company hold 2003 Options which account for 786,750 shares.

At the time of the acceleration, the unvested 2004 Options represented 1,897,200 shares, each with an exercise price of $26.6267 per share, the fair market value of the Company's Common Stock on the date of grant, and, absent earlier vesting due to the death, disability or retirement of the optionee or a change of control of the Company, would have vested on January 10, 2008. The six executive officers of the Company hold 2004 Options which account for 1,063,500 shares.

The Company placed a restriction on the sale or other transfer of shares acquired through the exercise of 2003 Options or 2004 Options, the vesting of which was accelerated, prior to the earlier of the original vesting date or the date the optionee terminates employment with the Company and the Association.

The acceleration was effective on December 22, 2005. The purpose of the acceleration is to enable the Company to eliminate compensation expense associated with these options in future periods upon adoption of FASB Statement No.123R, Share Based Payment, in January 2006. It is anticipated that the accelerated vesting will eliminate potential pre-tax compensation expense in future periods of approximately $10.4 million, or approximately $.06 per share after-tax based upon diluted weighted average shares outstanding for the quarter ended September 30, 2005, including pre-tax compensation expense of approximately $6.7 million in 2006 or approximately $0.04 per share after-tax based upon diluted weighted average shares outstanding for the quarter ended September 30, 2005. As a result of the acceleration, the Company will incur in 2005 approximately $100,000 pre-tax compensation expense. A number of the options which were accelerated, when granted, were intended to qualify as incentive stock options. The accelerated vesting will for most affected optionees disqualify such options upon exercise from incentive stock option tax treatment. The Company, upon the exercise of such disqualified options, may realize certain tax benefits that would not have otherwise been available to it.

       b)    Option Grants and Restricted Stock Awards to the Executive Officers

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Pursuant to the terms of the 2005 Re-designated, Amended and Restated Stock
Incentive Plan for Officers and Employees of Astoria Financial Corporation, which was approved by the shareholders of the Company at its Annual Meeting of Shareholders on May 18, 2005, the Compensation Committee of the Board of Directors on December 21, 2005 granted the following non-statutory stock options and shares of restricted stock to the executive officers of the Company:

Name                     Title                          Options Granted   Restricted Stock Awarded
----------------------   ----------------------------   ---------------   ------------------------
George L. Engelke, Jr.   Chairman, President and                345,000                     30,000
                         Chief Executive Officer

Monte N. Redman          Executive Vice President               154,700                     16,575
                         and Chief Financial Officer

Gerard C. Keegan         Vice Chairman and Chief                122,900                     13,150
                         Administrative Officer

Arnold K. Greenberg      Executive Vice President               112,700                     12,075

Alan P. Eggleston        Executive Vice President,              103,800                     11,125
                         Secretary and General
                         Counsel

Gary T. McCann           Executive Vice President                84,000                      9,000

All officers, as a group                                      1,224,100                    196,828

The options granted have an exercise price of $29.02, the fair market value of the Company's Common Stock on the date of grant, a 7 year term and vest on January 9, 2009 or earlier upon the optionee's death, disability, retirement at normal retirement age, on a change of control, or, in the case of the executive officers, pursuant to the terms of their respective employment agreements with the Company, upon the termination of their employment by the Company prior to the end of the term of such employment agreement without cause, as defined therein. In other cases, the options would be forfeited upon termination of employment prior to the vesting date.

The restricted stock will vest and be distributed effective January 9, 2009 or earlier upon the death, disability or retirement at normal retirement age, on a change of control, or, in the case of the executive officers, pursuant to the terms of their respective employment agreements with the Company, upon the termination of their employment by the Company prior to the end of the term of such employment agreement without cause, as defined therein. In other cases, the restricted stock award would be forfeited upon termination of employment prior to the vesting date.

Prior to the vesting date and forfeiture, if any, of such award, the recipient of the award will be eligible to exercise voting rights with respect to such shares and receive cash dividends, if any, declared and paid by the Company with respect to its Common Stock.

       c)    Executive Officer Employment Contract related issues.

Following meetings of the Compensation Committees of the Boards of Directors of the Company and the Association held on December 16, 2005 and December 21, 2005, and a meeting of the non-management directors of the Company on December 21, 2005, the Board of Directors of the Association extended the employment agreements of the six executive officers by one year so that the term of such contracts is three years each. The employment contracts between the six executive officers and the Company absent notice by either party automatically renew each day to maintain their term at three years at all times.

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In addition, the Board of Directors, following such meetings, also approved salary increases for 2006 for the six executive officers as follows:

Name                      2005 Salary    2006 Salary
-----------------------   -----------    -----------
George L. Engelke, Jr.    $ 1,050,000    $ 1,100,000
Monte N. Redman           $   570,000    $   600,000
Gerard C. Keegan          $   502,000    $   524,000
Arnold K. Greenberg       $   463,000    $   483,000
Alan P. Eggleston         $   420,000    $   445,000
Gary T. McCann            $   375,000    $   400,000

Prior to granting the equity based compensation noted above, extending the Association employment agreements and establishing the 2006 salaries for the executive officers, the Compensation Committee retained the services of Watson Wyatt to, among other things review the reasonableness of such compensation. The Compensation Committee also considered the performance and accomplishments of the executives and the Company during 2005, reviewed the aggregate compensation paid to each of the executive officers over the preceding three years, the executive's investment in the Company and compensation that would be due such executive under a variety of termination scenarios.

       d) Amendment of the Astoria Federal Savings and Loan Association and Astoria Financial Corporation Director Retirement Plan.

On December 21, 2005, the Boards of Directors of the Company and the Association approved amendments to the Astoria Federal Savings and Loan Association and Astoria Financial Corporation Director Retirement Plan (the "Astoria Plan"). The amendments among other things were designed to resolve certain ambiguities in the Astoria Plan regarding the amount of benefit payable to an eligible director upon retirement and the integration of the Astoria Plan with director retirement plans provided by companies that have merged into the Company or the Association, specifically The Greater New York Savings Bank in 1997 and Long Island Bancorp and Long Island Savings Bank in 1998.

Eligible participants in the Astoria Plan include all current directors of the Company except for those directors who are or ever have been an employee of the Company, the Association or any company merged into either of them. This excludes from participation in the Astoria Plan the following directors of the
Company: George L. Engelke, Jr. Gerard C. Keegan, John J. Conefry, Jr. and Thomas V. Powderly. In 1999, participation in the Astoria Plan was frozen such that any director who first joins the Board of Directors of the Company or the Association after March 1, 1999 will not be eligible to participate in the Astoria Plan.

Benefits under the Astoria Plan vest at a 50% level once an eligible director completes 10 years of service. Vesting increases by 5% each additional year of service thereafter with 100% vesting after 20 years of service. The Astoria Plan was amended to clarify that for purposes of the Astoria Plan service on the Board of Directors of companies merged into the Company or the Association is counted as eligible service under the Astoria Plan. Any benefit which a director receives pursuant to a retirement plan for service on the Board of Directors of a company merged into the Company or the Association pursuant to a plan established by such merged company acts as an offset against the benefit due the director pursuant to the Astoria Plan. The directors affected by this clarification are Robert J. Conway and Leo J. Waters, each former Long Island Bancorp and Long Island Savings Bank directors and Peter C. Haeffner, Jr., a former director of The Greater New York Savings Bank.

The Plan was also amended to clarify the basic benefit payable under the plan and in certain cases to provide benefit payment options. The basic benefit payable under the Astoria Plan is a monthly benefit for the life of a director commencing at retirement from the Boards of Directors of the Company and the Association or age 65, whichever is later, which on an annual basis is equal the sum of (i) the annual retainers paid by the Company and the Association to their directors at the time the director retires, (ii) any annual retainers the director was receiving from the Company and the Association for service as the chairman of a committee of the Boards of Directors of the Company or the Association at the time the director retires, and (iii) a sum equal to the meeting fees paid to the director for committee meeting attendance in the year preceding the director's retirement. Directors, prior to December 31, 2005, will be allowed to elect alternate forms of benefit payment for their benefits under the Astoria Plan. The alternate forms of benefit, in addition to the single life annuity described above, are (i) a 10 year certain annuity, (ii) a joint and survivor annuity with the director's spouse, and (iii) a lump sum payment. The amount of the alternate forms of benefits is calculated to be actuarially equivalent to the basic single life annuity benefit described above. For those directors entitled to receive benefits under director retirement plans established by companies merged into the Company or the Association, the director must select a form of benefit payment under the Astoria Plan that is the same as the form provided pursuant to the plan established by the company merged into the Company or the Association, i.e. a 10 year certain annuity in the case of Messrs. Conway and Waters and a joint and survivor annuity in the case of Mr. Haeffner.

If an eligible director dies while in service as a director of the Company or the Association, no benefits are due the director under the Astoria Plan.

In the event of a change of control, as defined in the Astoria Plan, eligible directors will receive service credit through the balance of their then current term as a director. Prior to December 31, 2005, eligible directors will be required to elect whether, in the event of a change of control, their benefits due pursuant to the Astoria Plan shall be paid to the director in a lump sum or transferred into a rabbi trust to be established at that time and paid pursuant to the original alternate form benefit election.

The directors who are eligible to participate in the Astoria Plan, at this time, have the following vesting percentage:

Andrew M. Burger:      100%
Denis J. Connors:       75%
Robert J. Conway       100%
Thomas J. Donahue:      75%
Peter C. Haeffner, Jr.  65%
Ralph Palleschi          0%
Leo J. Waters           75%

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A copy of the Astoria Federal Savings and Loan Association and Astoria Financial
Corporation Director Retirement Plan, as amended, is attached to this Form 8-K as Exhibit 10.1. The description set forth above is subject in its entirety to the terms and conditions set forth in such plan.

ITEM 8.01    OTHER EVENTS

On December 21, 2005, the Board of Directors of Astoria Financial Corporation authorized a ten million share repurchase plan. The new plan will commence upon completion of the current repurchase program. On December 22, 2005, Astoria Financial Corporation issued a press release announcing the new stock repurchase plan, a copy of which is included herein under exhibit 99.1

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)    Exhibits.

       Exhibit 10.1   Directors' Retirement Plan

       Exhibit 99.1   Press release dated December 22, 2005.

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                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             ASTORIA FINANCIAL CORPORATION


                                             By: /s/ Peter J. Cunningham
                                                 -------------------------------
                                                 Peter J. Cunningham
                                                 First Vice President and
                                                 Director of Investor Relations

Dated:  December 22, 2005

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

                                  EXHIBIT INDEX

EXHIBIT
NUMBER       DESCRIPTION
-------      -------------------------------------
 10.1        Directors' Retirement Plan

 99.1        Press release dated December 22, 2005

                                       -8-